UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2026

Terreno Realty Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-34603	27-1262675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10500 NE 8th Street, Suite 1910

Bellevue, WA 98004

(Address of principal executive offices) (Zip Code)

(415) 655-4580

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TRNO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

In connection with the commencement of an “at the market” equity offering program (the “ATM Program”), Terreno Realty Corporation (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement dated February 17, 2026 (the “Prospectus Supplement”), pursuant to which the Company may issue and sell shares of its common stock having an aggregate offering price of up to $500,000,000 (the “Shares”) in amounts and at times to be determined by the Company from time to time.

In connection with the offering, the Company entered into separate equity distribution agreements (collectively, the “Distribution Agreements”), each dated February 17, 2026, with each of KeyBanc Capital Markets Inc., Robert W. Baird & Co. Incorporated, BMO Capital Markets Corp., BTIG, LLC, Citizens JMP Securities, LLC, Goldman Sachs & Co. LLC, Huntington Securities, Inc., Jefferies LLC, Piper Sandler & Co., Regions Securities LLC, Scotia Capital (USA) Inc. and Truist Securities, Inc., as sales agents (collectively, the “Sales Agents”). Pursuant to the Distribution Agreements, the Company may issue and sell the Shares from time to time through the Sales Agents, as the Company’s agents for the offer and sale of the Shares, or to them for resale. Sales of Shares, if any, may be made in negotiated transactions, which may include block trades, or transactions that are deemed to be “at the market” offerings as defined in Rule 415 of the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange. The Company will pay each of the Sales Agents a commission, which, in each case, will not be more than 2.0% of the gross sales price of Shares sold through such Sales Agent as the Company’s agent under the applicable Distribution Agreement.

The Company has no obligation to sell any of the Shares. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Company’s common stock, determinations by the Company of the appropriate sources of funding for the Company and potential uses of funding available to the Company. The Company intends to use the net proceeds from the offering of the Shares, if any, for general corporate purposes, which may include future acquisitions, developments and redevelopments and repayment of indebtedness, including borrowings under the Company’s credit facility.

The offering of the Shares pursuant to any Distribution Agreement will terminate upon the earlier of (1) the issuance and sale of all of the Shares subject to the Distribution Agreements and (2) the termination of the Distribution Agreement by either the Company or the respective Sales Agent at any time in the respective party’s sole discretion.

The Shares will be issued pursuant to the Prospectus Supplement and the Company’s registration statement on Form S-3 (File No. 333-276959) filed with the SEC on February 9, 2024.

Under the Company’s prior “at the market” equity offering program (the “Prior Program”), for the period from August 28, 2024 through February 13, 2026, the Company issued 6,977,280 shares of common stock, with a weighted average offering price of $66.56 per share, receiving gross proceeds of approximately $464,392,308, resulting in the sale of substantially all of the available shares under the Prior Program. This ATM Program replaces the Prior Program.

The foregoing description of the Distribution Agreements is qualified in its entirety by reference to the form of Distribution Agreement filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1*	Form of Distribution Agreement.

5.1*	Opinion of Paul Hastings LLP with respect to the validity of the shares.

23.1*	Consent of Paul Hastings LLP (contained in its opinion filed as Exhibit 5.1 and incorporated herein by reference).

101.SCH*	Inline XBRL Taxonomy Extension Schema Document.

101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document.

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document.

104*	Cover Page Interactive Data File (formatted as Inline XBRL with applicable taxonomy extension information contained in Exhibits 101.*).

*	Filed herewith

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Terreno Realty Corporation

Date: February 17, 2026	By:	/s/ Jaime J. Cannon
Jaime J. Cannon
Executive Vice President and Chief Financial Officer